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                                                      Exhibit 16.1 to Form 8-K/A

July 9, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated July 9, 2001, of National Commerce Financial Corporation formerly known as National Commerce Bancorporation and are in agreement with the statements contained therein.

                                    /s/ Ernst & Young LLP